UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LODGE BAY OIL & GAS CORP.
(Name of small business issuer in its charter)

NEVADA                                   1311                                          98-0441419
(State or jurisdiction                     Primary Standard                       (I.R.S. Employer
of incorporation or                       Industrial Classi-                         Identification No.)
organization)                                fication Code Number

Suite 4 - 3750 Edgemont Blvd, North Vancouver, British Columbia, Canada, V7R 2P7, 604-908-4925
(Address and telephone number of principal executive offices)

Suite 4 - 3750 Edgemont Blvd, North Vancouver, British Columbia, Canada, V7R 2P7, 604-908-4925,
(Address of principal place of business or intended principal place of business)

Thomas E. Stepp, Jr.
Stepp Law Group
a professional corporation
32 Executive Park, Suite 105
Irvine, California 92614
949-660-9700
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH                                                PROPOSED        PROPOSED
CLASS OF                                                         MAXIMUM         MAXIMUM
SECURITIES                                                      OFFERING         AGGREGATE         AMOUNT OF
TO BE                          AMOUNT TO BE          PRICE PER         OFFERING             REGISTRATION
REGISTERED              REGISTERED                UNIT                   PRICE                     FEE

Common Stock             600,000 shares                 $0.10                   $60,000                    [$116.00]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

LODGE BAY OIL & GAS CORP.
600,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two offerings that were exempt from registration pursuant to United States securities laws.

Our common stock is presently not traded on any market or securities exchange, but we intend to apply for a listing of our common stock on the OTC Bulletin Board at the time this registration statement becomes effective. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered by this prospectus involves significant risks. See section entitled "Risk Factors" on Pages 4 through 6.

Neither the Securities and Exchange Commission nor any state securities commissioner or administrator has approved or disapproved of the securities registered by this registration statement or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: May 25,  2006.

TABLE OF CONTENTS

Summary

Risk  Factors

Use  of  Proceeds

Determination  of  Offering  Price

Dilution

Selling  Shareholders

Plan  of  Distribution

Legal  Proceedings

Directors,  Executive  Officers,  Promoters
   and  Control  Persons

Security  Ownership  of  Certain  Beneficial
   Owners  and  Management

Description  of  Securities

Interest  of  Named  Experts

Disclosure  of  Commission  Position  of
   Indemnification  for  Securities  Act Liabilities

Organization  Within  Last  Five  Years

Description  of  Business

Plan  of  Operations

Description  of  Property

Certain Relationships and Related Transactions

Market  for  Common  Equity  and  Related
   Stockholder  Matters

Executive  Compensation

Financial  Statements

PAGE 3 4 8 9 9 9 12 13 13 14 14 15 15 15 16 18 19 19 19 20 20

PROSPECTUS SUMMARY

Lodge Bay Oil & Gas Corp.

This summary is qualified in its entirety by the information appearing elsewhere in this prospectus. Unless specified otherwise, all dollar figures in this prospectus are expressed in United States Dollars. Our office is located at Suite 4- 3750 Edgemont Blvd., North Vancouver, British Columbia, Canada, V7R 2P7, and our telephone number is 604-908-4925.

Lodge Bay Oil & Gas Corp., a Nevada corporation ("Lodge Bay Oil & Gas"), was incorporated on November 22, 2004. Lodge Bay Oil & Gas is engaged in the exploration of oil and gas properties. Because such activities are capital intensive and because the assets and financial resources of Lodge Bay Oil & Gas are limited, we have conducted our business by purchasing a small interest in oil and gas exploration ventures, with additional such purchases planned for the future as financing and revenues allow.

Pursuant to an agreement with Odin Capital Inc. dated September 23, 2005, Lodge Bay Oil & Gas paid for a 2% share of the costs of drilling a test well at 14 of 9-38-9-W5M (the Province of Alberta classifies all oil and gas drilling prospects with a legal identification number) which extends into the Strachan Leduc reef formation located in Alberta, Canada. This well has reached target depth of  over 4,000 meters and has been cased (“cased” means to install a series of metal tubes in the drill hole to strengthen the hole and ensure no gas seeps out of the well as it is brought to the surface).  Costs to March 19, 2006 are $8,181,334 CDN in total. Of that, Lodge Bay Oil and Gas has paid  2% or $163, 629 CDN in order to earn its working interest in the natural gas from the well at 14 of 9-38-9-W5M. The well was spudded (to “spud” means to start drilling an oil well by boring a hole in the ground and refers to the beginnings of the drill hole) on October 1, 2005, and progress is ongoing. It is expected that test flowing will commence in June, 2006 and results know in June or July, 2006.  A copy of our agreement with Odin Capital Inc. is included in this registration statement marked Exhibit 10.1.

We are currently researching and evaluating potential participation in other prospects in Canada and the United States.

The Offering
Securities Being Offered	As many as 600,000 shares of common stock. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Minimum Number of Shares To Be Sold in This Offering	None.
Securities Issued And to be Issued

1,600,000 shares of our common stock are issued and out-standing as of the date of this prospectus.  600,000 shares of our common stock may be sold pursuant to this prospectus will be sold by existing  shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

RISK  FACTORS

In addition to the other information contained in this prospectus, the following factors should be considered in evaluating a purchase of the common shares of Lodge Bay Oil & Gas.

Because We Have only Recently Commenced Business Operations, We Face a High Risk of Business Failure

Because we have only recently commenced business operations, we have a significant risk of failure.  We have had no revenues to date.

Because we commenced business operations in December of 2004, we lack a sustained operating history sufficient to provide assurance that we will succeed.  Potential purchasers of our stock should be aware of the difficulties normally encountered by new oil and gas companies and the high rate of failure of such companies. These risks include, without limitation, the fact that initial investments in properties may use available start-up capital and not provide producing oil and/or gas properties. Unless some of our initial investments provide producing oil and/or gas properties, our business will most probably fail.

Because We Expect to Incur Operating Losses For the Foreseeable Future, We May Not Generate Sufficient Revenues to Pay Expenses

Since inception through January 31, 2006, we have accumulated a deficit of $17,383. As we expect to continue to invest in unproved properties, it is possible that we will not generate revenue sufficient to pay our expenses for the foreseeable future. We are aware that if we, at some point in the future, are not able to generate revenue from the operation of our properties sufficient to pay our expenses, we will not be able to earn profits or continue operations, may never become commercially viable, and purchasers of our common stock will lose there investments.  We are currently only in the exploration phase of acquiring oil and gas properties (we have acquired an exploration interest in one property described below under “Description of Business”), and we do not currently operate any properties.

We are currently spending between $5,000 and $7,000 per month on general operations which include exploration contribution obligations and professional (legal and accounting) fees.

There May be Substantial Doubt Whether we Will Continue as a Going Concern.

The Independent Auditor's Report to our audited financial statements for the period ended October 31, 2005, indicates that there are a number of factors that cause substantial doubt about our ability to continue as a going concern.  Such factors identified are our net loss since inception of $7,990.00 and the fact that we have not attained profitable operations or had any revenue to date and we are dependent upon obtaining adequate financing to perform our exploration investment activities.  Unless we attain profitable operations or obtain adequate additional financing, we may not be able to continue as a going concern and investors will lose their investments.  The fact that there is substantial doubt as to our ability to continue as a going concern may make it more difficult to raise additional financing because of the perceived risk that an investor will lose all of his or her investment.

Oil and Gas Resources, Even If Discovered, May Not be Commercially Viable Because They May not Contain Commercially Viable Quantities

Exploration and development of oil and gas resources involve the risks that no commercial production will be obtained or that the production will be insufficient to pay drilling and completion costs.  To date, the Company has only acquired one 2% exploration interest, as described more fully under “Description of the Business”.  As of the date of this prospectus, the Company has no oil and gas reserves.  The projects in which Lodge Bay Oil & Gas holds or acquires ownership interests may not contain commercial quantities of oil and gas.  The cost of drilling, completing, and operating wells is often uncertain. Drilling operations on the property in which we have an interest or on properties in which we may hold percentage interest in the future may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit or a recovery of drilling, completion, and operating costs.  If we do not realize a profit from properties in which we invest, it is probable that investors will lose their investments.

Actual Production, Revenues and Expenditures with Respect to the Company's Reserves will Likely Vary from Estimates, Which, if the Company Does Ever Establish Oil and/or Gas Reserves, May Make Discovered Resources Commercially Unviable

 The Securities Exchange Act Industry Guide 2 requires certain information be provided by small business issuers engaged in the oil and gas industry including estimates of oil and natural gas reserves.  There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond the control of the producer.  Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.  Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results.  For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially and such reserve estimates may be subject to downward or upward adjustment based upon such factors.  Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, when and if made, and such variances may be material.  In addition the 10% discount factor, which is required by the Securities Exchange Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and natural gas industry in general.

The Company's Future Oil and Natural Gas Production is Highly Dependent Upon its Level of Success in Finding or Acquiring Reserves, and, to Date, no Oil and/or Nature Gas Reserves Have Been Discovered by the Company

In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent the Company conducts successful exploration and development activities or acquires properties containing proved reserves, or both, the proved reserves of the Company, if any, will decline as reserves are produced. The Company's future oil and natural gas production is, therefore, highly dependent upon its level of success in finding or acquiring reserves in the future. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the Company's ability to make the necessary capital investment to maintain or expand its asset base of oil and natural gas reserves would be impaired. The failure of an operator of the Company's wells to adequately perform operations, or such operator's breach of the applicable agreements, could adversely impact the Company. In addition, there can be no assurance that the Company's future exploration, development and acquisition activities will result in additional proved reserves or that the Company will be able to drill productive wells at acceptable costs. Furthermore, although the Company's revenues, if any, could increase if prevailing prices for oil and natural gas increase significantly, the Company's finding and development costs could also increase.

Oil and Gas Resources, Even If Discovered, May Contain Certain Hazards Which May, in Turn, Create Certain Liabilities or Prevent the Resource From Being Commercially Viable

Hazards such as unusual or unexpected formations and other conditions are involved. Applicable projects may become subject to liability for pollution, fire, explosion, blowouts, cratering, and oil spills, against which we cannot insure or against which we may decide to not insure. Such events could result in substantial damage to oil and gas wells, producing facilities, and other property and/or result in personal injury. The payment of liabilities related to those events would have a material adverse effect on our revenue.

 Depending upon the significance of a particular project when compared with our total assets, any such liability could have a material adverse effect upon our business.

The Loss of Our Key Person, Mr. Barry Swanson  or Our Failure to Attract and Retain Additional Personnel Could Adversly Affect Our Business

Our success depends largely upon the efforts, abilities, and decision-making of our sole officer and director, Mr. Barry Swanson.  The loss of Mr. Swanson would have an adverse effect on our operations.  We do not currently maintain "key-man" life insurance and there is no contract in place assuring Mr. Swanson's services for any length of time. There is no guarantee that we will be able to hire or retain competent Oil and Gas industry personnel, or be able to hire suitable replacements in the event that some or all of them leave us.  In the event that we should not be able to add key members to our staff, or if we loose such staff members, including Mr. Swanson, or if we are unable to find suitable replacements, we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

Oil and Gas Prices are Highly Volatile

Volatility of oil and gas prices and markets could make it difficult for us to obtain and sustain profitability and less probable that investors in our common stock will receive returns on their investments.

Our ability to obtain and sustain profitability is substantially dependent on prevailing prices for natural gas and oil. The amounts of and price obtainable for our oil and gas production will be affected by market factors beyond our control. If these factors are not favorable, it is probable that owners of our common stock will lose their investments. Such factors include:

  the extent of domestic production;
  the amounts of imports of foreign oil and gas;
  the market demand on a regional, national and worldwide basis;
  domestic and foreign economic conditions that determine levels of industrial production;
  political events in foreign oil-producing regions; and
  variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry.

Prices for oil and gas are subject to significant fluctuation in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors.

Because We Will Need Additional Funds for Continued Operations, If We Cannot Raise Such Funds We Face a High Risk of Business Failure

Over the next 12 months, we will need approximately $200,000 to continue funding the Strachan prospect, described below under “Description of the Business”.  In order to continue such funding, we will need to obtain additional funds by either borrowing, or selling additional equity in the Company.

Moreover, if capital is not available to Lodge Bay Oil & Gas to expand its business operations, Lodge Bay Oil & Gas will not be able to conduct its business.

Lodge Bay Oil & Gas will require substantial additional capital to acquire additional properties and to participate in the exploration of those properties. Cash from operations, to the extent available, will be used to fund our operations. Lodge Bay Oil & Gas intends to seek additional funds from loans from current shareholders and from public and private equity offerings. Our ability to acquire funds will depend on our success in participating in properties that are producing oil and gas at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. To date, we have generated no cash from operations and all cash provided to us, to date, has been provided either through our equity offering or in the form of a loan from our President and sole director, Mr. Barry Swanson.  Should sufficient capital not be available, the development of our business could be delayed and, accordingly, the implementation of our business would be adversely affected. In such event, it would not be probable that investors would obtain a profitable return on their investments or a return of their investments.

Compliance with Various Government Regulations of the Oil and Gas Exploration Industry May Demand a Significant Amount of Our Financial Resources and Time

The Company’s interests are subject to numerous federal, provincial and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  The trend of more expansive and stricter environmental legislation and regulations applied to the oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability.  To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly waste handling, disposal and cleanup requirements, the business and prospects of the Company could be adversely affected.

Canada is a signatory to the United Nations Framework Convention on Climate Change and has ratified the Kyoto Protocol established thereunder. The Kyoto Protocol, which entered into force as an international treaty on February 16, 2005, sets legally binding targets to reduce Canada's nationwide emissions of carbon dioxide, methane, nitrous oxide and other so-called “greenhouse gases”. The Company’s exploration facilities and other operations and activities will emit a small amount of greenhouse gases which may subject the Company to legislation regulating emissions of greenhouse gases. The Government of Canada has put forward a Climate Change Plan for Canada which suggests further legislation will set greenhouse gases emission reduction requirements for the various industrial activities, including oil and gas exploration and production. Future federal legislation, together with provincial emission reduction requirements, such as those contained in Alberta's Climate Change and Emissions Management Act, may require the reduction of emissions or emissions intensity produced by the Company's operations and facilities.  The direct or indirect costs of these regulations may adversely affect the business of the Corporation.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by Canada’s National Energy Board (“NEB”) and the Government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than two years or for a term of two to 20 years (in quantities of not more than 30,000 m3/day) must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export licence from the NEB and the issue of such a licence requires the approval of the Governor in Council.  The government of Alberta regulates the volume of natural gas which may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.  Compliance with NEB and provincial licensing requirements may be demand a significant amount of our financial resources and management’s time, which could adversely effect our business.

In addition to federal regulation, Alberta has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. From time to time the governments of Canada and Alberta establish incentive programs including royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging oil and natural gas exploration or enhanced planning projects.

Regulations made pursuant to the Alberta Mines and Minerals Act provide various incentives for exploring and developing oil reserves in Alberta. Oil produced from horizontal extensions commenced at least five years after the well was originally spudded may also qualify for a royalty reduction. Favourable royalty and incentive programs may be discontinued by applicable governments at any time, which could have an adverse effect on our business.

The oil and natural gas industry is currently subject to environmental regulation pursuant to provincial and federal legislation. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced or utilized in association with certain oil and gas industry operations. In addition, legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines and penalties.  In Alberta, environmental compliance is governed by the Alberta Environmental Protection and Enhancement Act (“AEPEA”). In addition to replacing a variety of older statutes which related to environmental matters, the AEPEA imposes environmental responsibilities on oil and natural gas operators in Alberta and in certain instances also imposes significant penalties for violations.  If the Company or its operators violates the AEPEA or other governing statutes, the resulting penalties could have an adverse effect on the financial condition of the Company.

Stockholders Will be Unable to Sell Their Shares if no Market Develops for Our Shares

No market exists at the present time for shares of our common stock. Investors in the offering will purchase securities that cannot be resold, as no market exists. Although at some time in the future a public market for shares of our common stock may exist, if we are not successful, our investors will not be able to sell their shares of our common stock and may lose their investments.

If a Market for our Stock Develops, Sales of the Stock Offered in This Prospectus may Cause the Market Price to Decline

The selling shareholders are offering 600,000 shares of our common stock by this prospectus.  Our common stock is not traded on any market or securities exchange, but should a market develop, shares of that common stock sold at a price less than the then market price for that common stock may cause that market price to decline.  If the selling shareholders sell a significant number of shares of our common stock in a relative short period of time, the market price of those shares would probably decline.   Moreover, an offer or sale of a significant number of shares of our common stock at any price may cause the market price to decline. The issued and outstanding shares of common stock registered for sale by this prospectus represent 37.5% of the shares of our common stock issued and outstanding as of the date of this prospectus.

As we are Subject to Penny Stock Rules, This May Inhibit the Ability of Investors to Sell Their Shares

As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for a shareholder to sell his or her shares of that common stock if a market develops for that common stock.

Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

  Deliver to the customer, and obtain a written receipt for, a disclosure document;
  Disclose certain price information about the penny stock;
  Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
  Send monthly statements to customers with market and price information about the penny stock; and
  In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

Our Board of Directors, Which Currently Consists of O n ly One Individual, Has no Previous Oil and Gas Exploration Investment Experience
As our director and officer, Barry Swanson, has no previous oil and gas experience, investors cannot rely on him as an expert in oil and gas exploration and production, which is our business.  All business decisions made by him regarding oil and gas exploration and production will be in reliance on the advice of others, because of this lack of experience. If reliable advice is not available, it is probable that our business will not succeed.

We Have a Large Number of Authorized but Unissued Shares, Which May Allow the Board to Significantly Dilute Stockholders’ Equity Without Shareholder Approval

We currently have 90,000,000 common shares authorized while only 1,600,000 are issued and outstanding.  Thus, without stockholder approval, additional common shares could be issued in the future by the Board of Directors, which currently consist of only one individual, which might significantly dilute stockholders’ equity and have a depressive effect on the market price or your stock.

Cross-Trade Transactions May Have a Negative Impact on Our Common Stock Price

A cross-trade transaction is a transaction in which buy and sell orders are, typically, matched intentionally on a pre-arranged or pre-negotiated basis.  The matching may be by one particular broker or two brokers acting in concert.  Typically, in a cross-trade transaction the prices are predetermined by the participating broker(s) and the result is that one party to the transaction doesn’t get the best price possible.  If shares of our common stock are traded in cross-trade transactions at pre-negotiated or pre-arranged prices, those prices could have the effect of decreasing the market price of our common stock.

Forward-Looking Statements

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those presented in this section.

This prospectus contains information on our business and the oil and gas industry. This information is based on a number of assumptions. The assumptions include:

  no significant disruption to the energy markets will occur;
  the use of oil and gas as primary energy sources will continue to expand;
  no excess regulation by the government will occur; and
  North American producers will continue to compete with third world producers.

If any one or more of the foregoing assumptions is incorrect, actual results will differ from the information based on those assumptions and such results may have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our common stock was determined based on the last sales price from our most recent offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply for a listing of our common stock on the OTC Bulletin Board at the time this registration statement becomes effective. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 600,000 shares of common stock offered by this prospectus. The 600,000 shares represent shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S and completed in February of 2005.

The following table provides as of December 31, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering; and
5. the percent of shares owned as of the date of the prospectus and before the offering.

                                                                                Total Number
                                                                                Of Shares To         Total Shares                  Percent                Percent of
                                                  Shares                    Be Offered             To Be Owned              Owned Upon     Shares Owned
                                                  Owned Prior          For Selling              Upon                            Completion        As of Date of
Name  and  Address Of              To This                  Shareholders          Completion Of              Of This             Prospectus and
Selling Stockholder                     Offering                 Account                  This Offering                Offering             Before Offering*

Robert Watt                               50,000                     50,000                          0                              0%                       3.1%
700-700 West Georgia St.
Vancouver B.C.

Glen Boehm                               50,000                     50,000                          0                              0%                       3.1%
425 Inglewood Ave
West Vancouver, B.C.
V7T 1X2

Theresa Sinclair                          50,000                     50,000                          0                              0%                       3.1%
2336 West 14th Ave
Vancouver B.C.

Gila Nemes                                50,000                     50,000                           0                             0%                       3.1%
126-2083 West 33rd Ave
Vancouver B.C. V6M 1B7

Cameron Watt                            50,000                     50,000                          0                             0%                       3.1%
300-1055 West Hastings St.
Vancouver B.C. V6E 2E9

Scott Lewis                                50,000                     50,000                           0                            0%                       3.1%
100 Anton Road
Nanaimo B.C. V9V 1G3

Robert Swanson                         50,000                     50,000                           0                            0%                       3.1%
106-3150 Prince Edward St.
Vancouver B.C. V5T 3N6

Greg Johnson                              50,000                     50,000                           0                            0%                       3.1%
556 Kininvie Dr.
London, Ontario N6G 1N9

John St. Germain                         50,000                     50,000                           0                            0%                       3.1%
6168 Larch St.
Vancouver B.C. V6M 4E7

John Wright                                  50,000                     50,000                          0                           0%                       3.1%
4580 Cedarcrest Ave.
North Vancouver B.C. V7R 1T5

Kevin Kosick                                50,000                     50,000                          0                          0%                       3.1%
110-1728 Alberni St.
Vancouver B.C. V6G 1B2

Cheryl Johnson                               4,000                       4,000                          0                           0%
556 Kinivie Dr.
London, Ontario N6G 1N9

Robert Stevenson                           4,000                        4,000                          0                           0%
6365 Elm St.
Vancouver, B.C. V6N 1B2

Chris Cooper                                  4,000                        4,000                         0                           0%
4122 Burkhill Rd.
West Vancouver, B.C.

Jitka Watt                                        4,000                       4,000                         0                           0%
4479 Blenheim St.
Vancouver B.C. V6L 2Z8

Ronald Loudoun                              4,000                       4,000                         0                           0%
5-534 Cambie Street
Vancouver, B.C. V6B 2N7

Fraser Reid                                      2,000                       2,000                        0                           0%
697 Braemar Rd. East
North Vancouver B.C. V7N 4G1

Edward Dixon                                  2,000                       2,000                        0                          0%
22.1310 West 13th Ave
Vancouver B.C. V6H 1N8

Kelly Miller                                       2,000                       2,000                       0                         0%
1358 West 17th St.
West Vancouver B.C. V7P 1W4

Thomas Siozos                                  2,000                       2,000                       0                         0%
2650 Adanac St.
Vancouver B.C.

Lyndon King                                     2,000                       2,000                       0                            0%
5565 46th Ave
Delta B.C. V4K 3T1

Leslie Kapusianyk                             1,000                       1,000                       0                            0%
3772 West 23rd Ave.
Vancouver B.C.  V6S 1K7

Gregg Logan                                     1,000                       1,000                       0                            0%
101-2609 Westview Dr.
North Vancouver, B.C. V4M 3G4

Jeff Propp                                         1,000                       1,000                       0                            0%
304-2181 West 12th Ave.
Vancouver, B.C. V6K 4S8

Leanne Lewis                                    1,000                       1,000                       0                            0%
100 Anton Road, Nanaimo
Nanaimo B.C. V9V 1G3

Dave Kapusianyk                              1,000                       1,000                       0                            0%
3772 West 23rd Ave.
Vancouver B.C.  V6S 1K7

David Howe                                      1,000                       1,000                       0                            0%
1012 North Park St.
Victoria B.C. V8T 1C6

Michael Adamek                               1,000                       1,000                       0                             0%
754 Goldstream Ave.
Victoria B.C. V9B 2X3

Kevin Walker                                    1,000                       1,000                       0                             0%
4158 Auldfarm Lane
Victoria, B.C.  V8Z 7X7

David Simpson                                  1,000                       1,000                       0                             0%
4135 Auldfarm Lane
Victoria B.C. V8Z 2W2

Todd Warnes                                    1,000                       1,000                       0                             0%
2067 Gourman Pl.
Victoria, B.C. V9B 6E1

Collette Coleman                               1,000                       1,000                       0                             0%
10740 Rosecroft Cres.
Richmond, B.C.

Sherry Halfyard                                  1,000                       1,000                       0                             0%
300-3375 Oak St.
Vancouver, B.C. V6H 2L7

Norman Sawyers                               1,000                       1,000                       0                             0%
4423 Glencanyon Dr.
North Vancouver, B.C.  V7N 4B4

Dominic Pettrantonio                         1,000                       1,000                       0                              0%
208-1968 West 2nd Ave.
Vancouver, B.C.

Kelly Suffron                                     1,000                       1,000                       0                              0%
702-1483 Homer Street
Vancouver, B.C.

Calvin Schacter                                  1,000                       1,000                       0                             0%
9285 Jorgensen Dr.
Halfmoon Bay, B.C.

Abraham Miedzygorski                      1,000                       1,000                       0                             0%
501-2128 West 43rd Ave.
Vancouver, B.C.

Herschel Miedzygorski                       1,000                       1,000                       0                             0%
5-2780 Alma St.
Vancouver, B.C.

Dave Harel                                         l,000                        1,000                       0                             0%
501-2128 West 43rd Ave.
Vancouver, B.C.

Avril Tait                                           1,000                       1,000                       0                              0%
501-2128 West 43rd Ave.
Vancouver, B.C.

* For those stockholders holding in excess of 1%.

The numbers in this table assume that none of the selling shareholders purchases additional shares of our common stock, and assumes that all shares offered are sold. The percentages are based on 1,600,000 shares of our common stock issued and outstanding on May 25, 2006.

None of the selling shareholders or their beneficial owners:
  has had a material relationship with us other than as a shareholder at any time within the past three years; or
  has ever been an officer or director of Lodge Bay Oil & Gas or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

The selling security holders may, at their option, sell all or a portion of their shares of our common stock in the over-the-counter market, or on any national securities exchange on which our common stock becomes listed or traded, in negotiated transactions or otherwise. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. They will not sell of our common stock shares in an underwritten public offering. Those shares may be sold directly or through brokers or dealers. The methods by which those shares may be sold include:

  a block trade (which may involve crosses, which refers to transactions in which the same broker acts as an agent on both sides of the trade) in which the broker or dealer so engaged will attempt to sell those shares as agent; and
  ordinary brokerage transactions and transactions in which the broker solicits purchasers.

Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of those shares at a stipulated price per share.

In connection with the sale of those shares, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of those shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell those shares short and redeliver those shares to close out short positions. The selling shareholders may also lend or pledge those shares to a broker-dealer and the broker-dealer may sell the shares lent or, upon a default, the broker-dealer may sell those shares. The selling shareholders may also enter into other types of hedging transactions.

We will pay all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers-dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as any selling shareholder may be deemed to be engaged in a distribution of the common stock and, therefore, be considered to be an underwriter, that shareholder must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker-dealer by which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker -dealer; and

3. Not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock other than as permitted pursuant to the Securities Exchange Act of 1934.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of May 25, 2006, is:

Directors:

Name  of  Director           Age

Barry Swanson                 44

Executive  Officers:

Name  of  Officer             Age                  Office

Barry Swanson                 44                    President, Secretary, & Chief
                                                                Financial Officer

Our officer and director has been with Lodge Bay Oil and Gas since its inception, and he has held his respective positions since that date.

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Barry Swanson

Barry Swanson has been the President, Secretary, Chief Financial Officer and Director of the Company since its inception. Mr. Swanson is a chartered accountant by profession, and a member in good standing of the institute of chartered accountants of British Columbia. For the past 5 years Mr. Swanson has been a portfolio manager and Vice President with a discretionary investment management firm in Vancouver, providing investment management to Canadian pension plans, foundations, retail programs and various private clients.  Mr. Swanson received a diploma of technology, finance from the British Columbia Institute of Technology in 1990 and became a Chartered Accountant with the Institute of Chartered Accountants of British Columbia in 1993. He completed level one of the CFA program in 2002. Mr. Swanson is registered with the BC Securities Commission as an advising partner and officer. During the last 5 years, Mr. Swanson has not served as an officer or director of any public companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

Significant Employees

We have no employees, other than the officer and director described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of May 25, 2006, and by the officers and directors, individually and as a group. All shares are owned directly.

Title  of                              Name  and  address           Amount  of                               Percent
class                                  of beneficial owner              beneficial ownership                 of class

Common Stock                  Barry Swanson                     1,000,000  shares                  62.5%
                                          Director, President,
                                          Secretary, and Chief
                                          Financial Officer

Common Stock                  All Officers and
                                          Directors                              1,000,000  shares                   62.5%
                                          as a Group that
                                          consists  of
                                          one person

The percent of class is based on 1,600,000 shares of common stock issued and outstanding as of May 25, 2006.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 90,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of May 25, 2006, there were 1,600,000 shares of our common stock issued and outstanding that were held by forty-two (42) stockholders of record.

We issued 1,000,000 shares of common stock on November 25, 2004, to Barry Swanson at a price of $0.001 per share.  Barry Swanson is our sole director, our president, secretary, and chief financial officer.  These shares were issued as pursuant to Regulation S.

We completed a private placement of 600,000 shares of our common stock pursuant to Regulation S on February 4, 2005. All of those shares were issued at a price of $0.10 per share. We received proceeds of $60,000 from that offering. Each purchaser represented to us that such purchaser is a non-US Person as defined in Regulation S. We did not conduct any part of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with an intent of distribution. Appropriate legends are specified on the stock certificates evidencing and representing those shares. All purchasers were given adequate access to sufficient information about us to make informed investment decisions. None of those shares were sold by an underwriter and, accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to that Regulation S offering.

Each of our shareholders of record shall have one vote for each share of common stock held in his or her name on our books and entitled to vote.  Cumulative voting is not allowed regarding the election of directors or for any other purpose.

Holders of our common stock representing a majority of the voting power of that common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, unless otherwise provided by statute. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by statute, or our bylaws, a different vote is required, in which event such express provision shall govern and control the decision on such question.

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share of our common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference to the common stock.

Holders of our common stock have no preemptive or similar right to acquire any additional unissued or treasury shares of our common stock, or for other securities of any class, or for rights, warrants, options to purchase stock or for scrip, or for securities of any kind convertible into stock or having similar privileges.

Preferred stock

No shares are issued or outstanding. Shares of our preferred stock may be issued in one or more series at the discretion of our board of directors and shall have the rights and designations given by our board of directors in conformity with statute, our Articles of Incorporation, as amended, and our bylaws.

INTERESTS OF NAMED EXPERTS

No expert named in this prospectus as having prepared or certified any part of this prospectus is employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Lodge Bay Oil & Gas. Nor was any such person connected with Lodge Bay Oil & Gas as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dale Matheson Carr-Hilton LaBonte, independent chartered accountants, of Vancouver, British Columbia, audited our financial statements and presented their report with respect to our audited financial statements. The report of Dale Matheson Carr-Hilton LaBonte was given upon its authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

Our directors and officers are indemnified as provided by the General Corporation Law of the State of Nevada, and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities resulting from the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 22, 2004, pursuant to the laws of the state of Nevada. Barry Swanson has been our president, secretary, chief financial officer, and a director since our formation. Other than the purchase of his stock and the loans Mr. Swanson provided to us described below, Mr. Swanson has not entered into any agreement with us in which he is to receive from us or provide to us anything of value. Mr. Swanson was issued 1,000,000 shares of our common stock on November 25, 2004 at a price of $0.001 per share.

As at January 31, 2006, the Company owed Mr. Swanson $106,242 for funds he advanced to us on September 28, 2005.  The remaining balance on the loan is non-interest bearing and payable on demand.  The funds were used for acquiring our interest in the Leduc property and general operations.

DESCRIPTION OF BUSINESS

Introduction

Lodge Bay Oil & Gas and Gas is engaged in the exploration of one oil and gas property through a 2% investment interest in a test well as described below. In the future, the Company plans to engage in more exploration investments, and the possible development, acquisition and operation of oil and Gas properties.  Because oil and gas exploration and development requires significant capital and because our assets and resources are limited, we plan to participate in the oil and gas industry through the purchase of small interests in either producing wells or oil and gas exploration and development projects. To date, we have acquired a working interest in one project, and we are actively pursing other opportunities.

Strachan Prospect

Our Strachan prospect is an agreement to participate in the drilling of a potential natural gas well in a prospective property discovered in the Deep Basin along the edge of the Alberta Foothills belt approximately 80 miles Northwest of Calgary, Alberta. The operator is Rosetta Exploration Inc., based in Calgary, Alberta. Rosetta has a 12.4% interest in the prospect. The other major participant are; Anadarko Petroleum Corporation which has a 33.3% interest, TKE Energy Partnership with 15% and Discovery Drilling Funds has 15%. Odin Capital acquired 24.3% of the project and has farmed out most of this including 2% to us.

The Strachan gas pool was discovered 35 years ago. However, there were no new discoveries in the region until November, 2004, when Shell Oil announced a new Leduc pool discovery.

Our Strachan prospect is 12 miles northeast of the Shell Oil discovery in the same part of the Deep Basin. The potential for this prospect is based on newly developed three dimensional seismic programs (seismology) that help identify deep buried hydocarbon formations. “Seismology” refers to the study of how energy, in the form of seismic waves, moves through the Earth’s crust and interacts differently with various types of underground formations. “Three dimensional seismic” is computer aided seismic imaging to generate a three dimensional picture of underground formations and geological features.

In participating in the project, we receive the benefit of the operator’s expenditures to date in this area, including land costs, three dimensional seismic costs, pipeline costs to the Strachan gas plant and the intangible value of its exploration team. The operator has not disclosed what these amounts total.  The operator has a team of 3 geologists with significant experience in the petroleum field. This is expertise that we do not have and need to be successful.

Pursuant to an agreement with Odin Capital Inc. dated September 23, 2005, we paid for a 2% share of the costs of drilling a test well at 14 of 9-38-9-W5M (the well location number assigned by the Province of Alberta) on the Strachan prospect . The term and termination provisions of the agreement state the agreement becomes void after the well has been abandoned (i.e. having not provided economic production or after it has produced for the life of the reserves discovered and then is abandoned). Otherwise, we must contribute our share of drilling, testing, and completion costs in order to earn our share in the well.  If oil and gas is found in paying quantities we will earn as much as a 2% interest and as little as a .644% interest in the petroleum and natural gas from this well. “Paying quantities” means enough petroleum production to cause the operator to tie the well into a pipeline for processing. For example, if the test well has reserves of 2bcf, then it has been agreed that the well should be tied in for processing, which means we would receive our share of net revenue from production.  A copy of our agreement with Odin Capital Inc. is included in this registration as Exhibit 10.1 Paragraph 3.7 of the agreement states “if the earning well has been drilled to contract depth and completed, capped or abandoned and the farmee is not in default, it will have earned:

  in the spacing unit for the earning well: (“spacing unit” means a legal production area to produce oil and natural gas and encompasses 640 acres or one section of land. In order to qualify for a well license the government regulators require that the operator own the entire spacing unit).

  a 1% interest in the petroleum and natural gas below the base of the Mannville excluding natural gas in the Leduc formation; and

  a 2% interest in the natural gas in the Leduc formation before payout subject to payment of the overriding royalty which is convertible upon payout at royalty owners option to 50% of our interest;

    a 0.800% interest in the rights below the base of the Shunda formation in Section 10, Township38, Range 9W5M; and

    a 0.644% interest in the rights below the base of the Shunda formation in Sections 15 and 16, Township 37, Range 9W5M, down to the base of the deepest formation penetrated.

For clarification, we contracted for a 2% interest in the well currently being drilled and tested. From this well, if it produces in paying quantities we will get 2% of the net production (after operating costs and royalties) equal to our total investment in this well.

Thereafter, our interest in this well is reduced to 1% of net production. As an example, let’s assume our total costs for this well are $200,000. If this well produces $10,000,000 of net production in the first year we will get 2% or $200,000. Then if it produces, for example, $10,000,000 of net production in the second year we will get 1% or $100,000, since our original investment of $200,000 was paid back. Going forward we would get 1% of net production until the well ceases to produce unless the royalty owner converts the royalty,  then our interest is reduced by 50%. This conversion can not take place before we recover our original investment in the well.

Furthermore, once the well currently being drilled and tested is completed and goes into production or is abandoned and we are not in default under the agreement, we will have earned, in addition to the interest in the well currently being drilled and tested, a right to participate in any future wells drilled on the spacing unit to the extent of our interest noted in points 1,2 and 3 above. To clarify, we would be entitled to earn 1% in the petroleum  and natural gas below the base of the Mannville, excluding natural gas in the Leduc formation, 2% in the natural gas in the Leduc formation, 0.8% in the petroleum and natural gas below the base of the Shunda formation in Section 10, and a 0.644% interest in the petroleum and natural gas below the base of the Shunda formation in Sections 15 and 16. The Mannville, Leduc and Shunda are geological zones below the earth within the spacing unit. Sections 10, 15 and 16 refer to sections of land within the spacing unit. Our share is based on net production of petroleum and natural gas revenues from these zones.

The test well is expected to reach a depth of 4,050 meters and the anticipated costs are $6,349,426 CDN. The drilling was complete and casing finished on March 19, 2006 and total costs to date are $8,181,334 CDN. Our share of this amount is $163,629 CDN. The test well went over budget due to difficulties during drilling. It is anticipated that the test flowing will be delayed until June of 2006 because of poor weather conditions in the area this time of year. Furthermore, the operator expects an additional cost of $1,400,000 CDN, our share being $28,000 CDN to complete flow testing at which time it will be determined if the well has enough reserves for paying quantities.

Financing

To date we have financed our acquisitions by the sale of our common stock and by borrowing funds.  Since our incorporation we have raised a total of $60,000 by sale of our common stock. It was with the funds that we received from the sale of that stock funds and the funds provided by Barry Swanson, as a loan to us, that we acquired included in our interest in the Strachan prospect.  On September 28, 2005, we borrowed $106,242 ($126,989 CDN) from Mr. Swanson. The loan is non-interest bearing and payable on demand and on the terms and subject to the conditions of a lending agreement, a copy of which is included in this registration statement as Exhibit 10.2.

To continue to conduct our business and acquire additional interests in oil and gas projects, we will need additional funding from:

  The offer and sale of our capital stock;
  Additional borrowings; and/or
  Potential future revenues from our current exploration  interest as under “Description of Business”).

Funding from any or all of these sources will have to be sufficient to pay our day to day operational needs and then, in addition, supply necessary funds for acquisitions. There is no guarantee that required funds will be available to us for these purposes.

Marketing of Production

Each oil and/or gas property that we own, or will acquire an interest, will have an operator who will be responsible for marketing that property’s production. Marketing the production means getting the petroleum from the well to the processing plant. In the case of our current test well, if paying quantities exist, then the operator will tie the well into a local pipeline to be processed. The costs of marketing come off the gross revenue received from production. Therefore, any revenue we get from the well would be net of marketing costs, and the operator and other participants would share in the net revenue as agreed in various participation agreements.

Any non-operator who chooses to do so may negotiate and enter into a sales contract with third parties for the sale of its share of oil and/or gas.

Competition

The oil and gas industry is significantly competitive in all its phases. The property for which we currently have an interest and properties in which we may have interests in the future will encounter significant competition from many other oil and gas producers, including many that possess substantial financial resources, to acquire desirable producing properties and exploratory drilling prospects and to obtain equipment and labor to operate and maintain their properties.

Government Regulation

The Canadian federal government and various provincial and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

Although the Company must incur the costs (both financial costs and labor costs) of environmental and other government regulation, which costs may significantly burden us, management believes that its interests will be able to maintain substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse effect on the Company.

Canada is a signatory to the United Nations Framework Convention on Climate Change and has ratified the Kyoto Protocol established thereunder. The Kyoto Protocol, which entered into force as an international treaty on February 16, 2005, sets legally binding targets to reduce Canada's nationwide emissions of carbon dioxide, methane, nitrous oxide and other so-called “greenhouse gases”. The Company’s exploration facilities and other operations and activities will emit a small amount of greenhouse gases which may subject the Company to legislation regulating emissions of greenhouse gases. The Government of Canada has put forward a Climate Change Plan for Canada which suggests further legislation will set greenhouse gases emission reduction requirements for the various industrial activities, including oil and gas exploration and production.  Future federal legislation, together with provincial emission reduction requirements, such as those contained in Alberta's Climate Change and Emissions Management Act, may require the reduction of emissions or emissions intensity produced by the Company's operations and facilities.  The direct or indirect costs of these regulations may adversely affect the business of the Corporation.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by Canada’s National Energy Board (“NEB”) and the Government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than two years or for a term of two to 20 years (in quantities of not more than 30,000 m3/day) must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export licence from the NEB and the issue of such a licence requires the approval of the Governor in Council.

The oil and natural gas industry is currently subject to environmental regulations pursuant to a variety of provincial and federal legislation. Such legislation provides for restrictions and prohibitions on the release or emission of various substances produced in association with certain oil and gas industry operations. In addition, such legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. Compliance with such legislation can require significant expenditures and a breach of such requirements may result in suspension or revocation of necessary licenses and authorizations, civil liability for pollution damage and the imposition of material fines and penalties.

Environmental legislation in the Province of Alberta has been consolidated into the Environmental Protection and Enhancement Act (Alberta) (the "APEA"), which came into force on September 1, 1993 and the Oil and Gas Conservation Act (Alberta) (the "OGCA"). The APEA and OGCA impose stricter environmental standards, require more stringent compliance, reporting and monitoring obligations and significantly increase penalties. The Company will be taking such steps as are required to ensure compliance with the APEA and similar legislation in other jurisdictions in which it may from time to time operate. The Company believes that it is reasonably likely that the trend towards stricter standards in environmental legislation and regulation will continue.

There are no costs to Lodge Bay Oil & Gas at the present time in connection with compliance with environmental laws. Costs, however, could occur at any time through industrial accident or in connection with a new project. Costs could extend into the millions of dollars for which we could be liable completely. In the event of liability, we may be entitled to contribution from other owners, so that our percentage interest of a particular project could be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. If liability is limited to our percentage interest, any significant liability would exhaust our assets and resources.

Disclosure of Oil and Gas Operations

As of May 25, 2006, the Company has no oil or gas reserves.

Plan of Operations

Our plan of operations for the next twelve months is to research an evaluate prospects for participation in any new drillings in the Strachan prospect (the “Prospect”), and to research and evaluate new prospects in other areas of North America. To date, the Leduc formation is the only drilling project that has been initiated.and as previously discussed, the well has been drilled to depth and cased. We are now awaiting results from flow testing, which should be available in June, 2006. The Prospect operator has identified additional target areas within the Prospect on which it intends to drill, and the operator plans to begin two or three such wells within the next 12 months.  Based on our research and analysis on such prospects, and based on available funding, we may decide to participate in these prospects, or others.

Any time it is decided that drilling operations for a new well will be commenced within the Prospect, we will be provided with the following:

  A description of the project and the location and target depth of the well;
  The lands that will be subject to the well;
  The royalties, net profit interest or other charges applicable to the subject lands;
  The estimated cost of any geophysical work contemplated; and
  The estimated acquisition costs, drilling costs, completion costs and equipping costs of the well.

It is always our option to participate in new Strachan prospects. If we participate, we pay 2% of all acquisition and development costs. If we satisfy this obligation, upon completion of the well, we will own a 2% working interest in the well.

It is estimated that the average cost of well acquisition and development within the Prospect is $5,000,000.00 making our participation cost approximately $100,000.00 per well. If two wells are drilled during the next 12 months, this would necessitate an estimated expenditure of $200,000.00 in addition to our costs of operations.

At January 31, 2006 we had $19,885 in cash. We do not anticipate receiving any funds from the Prospect during the next 12 months.

To operate our business to the extent that we participate in all new drillings within the Prospect, we estimate that we will need to receive approximately $200,000.00 during the next 12 months, either the sale of capital stock or from borrowing. There can be no assurance that we will be able to do so.

Employees

We have no employees, other than our officer and director, as of the date of this prospectus.

Research and Development Expenditures

Since inception, we have not incurred any expenses related to research or development.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at Suite 4 - 3750 Edgemont Blvd, North Vancouver, British Columbia, Canada, V7R 2P7, which is also the home of our president and only director, Mr. Barry Swanson. This office is provided to us by Mr. Swanson, free of charge,  and serves as a location where we can receive mail and perform other functions. Mr. Swanson leases his home from a third party.  As our operations increase, it will be necessary for us to seek appropriate individual office space. We believe suitable office space will be available when it is needed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as specified below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Our director and officer;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares having 5% or more of the voting rights incidental to our common stock;
  Any of our promoters;
  Any relative or spouse of any of the foregoing persons who has the same residence as such person.

As of January 31, 2006 we owed Barry Swanson $106,242 for funds he lent to us. The funds were used to acquire our interest in the Leduc property and working capital. In November of 2004, Mr. Swanson paid, on the Company’s behalf, $1,280 in administration expenses.  One thousand of that was reimbursed, by the Company, through the issuance of 1,000,000 shares, at 0.001 per share.  The loan is non-interest bearing and payable on demand and on the terms and subject to the conditions of a lending agreement, a copy of which is included in this registration statement as Exhibit 10.2.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for our Common Stock

There is no public market for our common stock. We intend to apply for listing on the Over The Counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of our common stock will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we have 42 shareholders.

Rule 144 Shares

All of our shares of common stock that are issued and outstanding total 1,600,000 and will be available for resale in accordance with the volume and trading limitations of Rule 144.  Accordingly, 1,600,000 shares will be available for resale pursuant to Rule 144 (subject, at least, to the limitations described hereafter).  In general, pursuant to Rule 144, a person who has owned restricted securities for at least one year is entitled to sell within any three month period that number of those securities that does not exceed the greater of:

1. 1% of the number of shares of those securities then issued and outstanding which, in our case, will equal approximately 16,000 shares of our common stock as of the date of this prospectus; or

2. the average weekly trading volume of those securities during the four calendar weeks preceding the filing of a Notice of sale on Form 144 with respect to the sale.

Sales pursuant to Rule 144 are also subject to manner of sale provisions and the availability of current public information about the issuer of the securities.

Pursuant to Rule 144(k), a person who is not one of our affiliates or control persons at any time during the three months preceding a sales, and who has owned the shares of our common stock proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation, or notice provisions of Rule 144.

Stock Option Grants

We have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

There has been no compensation paid to any executive of Lodge Bay Oil and Gas as of January 31, 2006.

FINANCIAL STATEMENTS

Index to Financial Statements:

1. Interim Financial Statements for the period ending January 31, 2006, including:
a. Balance Sheet
b. Statement of Operations
c. Statement of Cash Flows
d. Notes to Financial Statements, and

2. Audited Financial Statements for the period ending October 31, 2005, including:
a. Auditors' Report;
b. Balance Sheet
c. Statement of Operations and Deficit
d. Statement of Cash Flows
e. Statement of Changes in Stockholders' Equity (Deficiency)
f. Notes to Financial Statements

Lodge Bay Oil and Gas Corp.
(An Exploration Stage Company)

INTERIM FINANCIAL STATEMENTS

January 31, 2006

(Unaudited)

BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO THE INTERIM FINANCIAL STATEMENTS

Lodge Bay Oil and Gas Corp.
(An Exploration Stage Company)

BALANCE SHEETS

		January 31,		October 31,

		2006		2005

		(Unaudited)		(Audited)
ASSETS

Current
Cash and cash equivalents		$19,885		$56,290

Oil and Gas Property, unproven (Note 3)		136,793		107,962

		$156,678		$164,252
================================================	===	==========	===	==========

LIABILITIES

Current
Accounts payable and accrued liabilities		$6,819		$5,000
Due to related party (Note 5)		106,242		106,242

		113,061		111,242

STOCKHOLDERS’ EQUITY

Common Stock (Note 4)
Authorized:
90,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with $0.001 par value

Issued and Outstanding:
1,600,000 common shares (October 31, 2005: 1,600,000)		1,600		1,600
Additional paid-in capital		59,400		59,400

Deficit Accumulated During The Exploration Stage		(17,383)		(7,990)

		43,617		53,010

		$156,678		$164,252
================================================	===	==========	===	==========

Nature And Continuance Of Operations (Note 1)

The accompanying notes are an integral part of these interim financial statements

Lodge Bay Oil and Gas Corp.
(An Exploration Stage Company)

INTERIM STATEMENTS OF OPERATIONS
(Unaudited)

		Three months ended		Three months ended		November 22, 2004 (Inception)

		January 31, 2006		January 31, 2005		to January 31, 2006

Expenses

Office and general		$1,203		$-		$2,913
Professional fees		8,190		-		14,470

Net Loss		$9,393		$-		$17,383
===================================	===	===========	===	===========	===	============

Basic And Diluted Loss Per Share		$(0.00)		$(0.00)
===================================	===	===========	===	===========

Weighted Average Number Of Common Shares Outstanding		1,600,000		0
===================================	===	===========	===	===========

The accompanying notes are an integral part of these interim financial statements

Lodge Bay Oil and Gas Corp.
(An Exploration Stage Company)

INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)

		Three months ended		Three months ended		November 22, 2004 (Inception)

		January 31, 2006		January 31, 2005		to January 31, 2006

Cash Flows From Operating Activities
Net loss		$(9,393)		$-		$(17,383)
Adjustment to reconcile net loss to net cash used in operating activities

Change in non-cash working capital balance related to operations:
Accounts payable and accrued liabilities		1,819		-		6,820

Net cash used in operations		(7,574)		-		(10,563)

Cash Flows From Investing Activities
Oil and Gas Property		(28,831)		-		(136,794)

Net cash used in investing activities		(28,831)		-		(136,794)

Cash Flows From Financing Activities
Capital stock issued		-		-		61,000
Due to related party		-		-		106,242

Net cash provided by financing activities		-		-		167,242

Increase (Decrease) In Cash		(36,405)		-		19,885

Cash, Beginning		56,290		-		-

Cash, End		$19,885		$-		$19,885
======================================	===	===========	===	===========	===	============

Supplementary Cash Flow Information
Cash paid for:
Interest		$-		$-		$-
======================================	===	===========	===	===========	===	============
Income taxes		$-		$-		$-
======================================	===	===========	===	===========	===	============

The accompanying notes are an integral part of these interim financial statements

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
JANUARY 31, 2006

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Lodge Bay Oil & Gas Corp. (the “Company”) is an exploration stage company that was organized to enter into the oil and gas industry.  The Company intends to locate, explore, acquire and develop oil and gas properties in Canada and the United States.

During fiscal 2005, the Company entered into a Farm Out Agreement with Odin Capital Inc. to acquire a 2% working interest in the Leduc formation test well. If the testing is successful the Company will share in the revenue produced by this well. If testing does not go as planned, and according to geological analysis, the Company will seek to acquire other prospective lands thought to bear oil or gas targets.

Going concern
These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $17,383 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has plans to seek additional capital through a private placement of its common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

Unaudited interim financial statements
The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the period ended October 31, 2005 included in the Company’s Annual Report on Form SB-2 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form SB-2. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal and recurring adjustments have been made.  Operating results for the six months ended January 31, 2006 are not necessarily indicative of the results that may be expected for the year ending October 31, 2006.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on November 22, 2004 in the State of Nevada.  The Company’s fiscal year end is October 31.

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
JANUARY 31, 2006

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Oil and gas properties
The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and non-productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits.  Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate.

Depreciation and depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in value. If a reduction in value has occurred, costs subject to depletion are increased or a charge is made against earnings for those operations where a reserve base is not yet established.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties.  If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

Asset retirement obligations
The Company has adopted the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties.   As of January 31, 2006 management has determined that there are no material asset retirement obligations.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
JANUARY 31, 2006

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial instruments
The fair value of the Company’s financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Loss per common share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Income taxes
In accordance with SFAS No. 109 “Accounting for Income Taxes” the Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  As at January 31, 2006 the Company had net operating loss carry forwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from these losses carry forwards.

Stock-based compensation
SFAS No. 123, "Accounting for Stock-Based Compensation", as issued by the Financial Accounting Standards Board (“FASB”), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - transition and disclosure", encourages the use of the fair value based method of accounting for stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations and provide pro-forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or fair value of a company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.  SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro-forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
JANUARY 31, 2006

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation (continued)
The Company has also adopted the provisions of the FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25.

To January 31, 2006 the Company has not granted any stock options and has not recorded any stock-based compensation.

Foreign Currency Translation
The Company’s functional currency is the United States Dollar. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

NOTE 3 – OIL AND GAS PROPERTY

Strachan Leduc Reef Prospect
By agreement dated September 23, 2005, the Company acquired a 2% working interest in the Leduc formation test well located in Alberta, Canada, by way of a Farm out Agreement with Odin Capital Inc. for $107,962. During the period ended January 31, 2006 the Company’s share of exploration expenditures were $28,831 (October 31, 2005-Nil).This property is unproven.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital is 90,000,000 common shares and 10,000,000 preferred shares both with a par value of $0.001 per share.

During the period ended October 31, 2005, the Company issued 600,000 common shares at $0.10 per share for cash proceeds of $60,000, of which $59,400 was recorded as additional paid-in capital.

During the period ended October 31, 2005, the Company issued 1,000,000 common shares at $0.001 for cash proceeds of $1,000 (Refer to Note 5).

To January 31, 2006 the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period ending October 31, 2005, the Company issued 1,000,000 common shares for cash proceeds of $1,000 to its sole director and was charged $1,280 for administration expenses by its sole director.

At January 31, 2006 the Company owed its sole director $106,242 (October 31, 2005-$106,242) ($126,990- Canadian) which bears no interest, is repayable on demand and is denominated in Canadian dollars.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
JANUARY 31, 2006

(Unaudited)

NOTE 6 – INCOME TAXES

As of January 31, 2006, the Company had net operating loss carry forwards of approximately $17,000 that may be available to reduce future years’ taxable income and will expire in 2025. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax asset relating to these tax loss carry forwards.

The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company’s effective tax rate is as follows:

Net operating loss		$9,393

Statutory tax rate		15%

Effective tax rate		-

Deferred tax asset		2,607
Valuation allowance		(2,607)

Net deferred tax asset		$-
	===	=========

LODGE BAY OIL & GAS CORP.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

October 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Lodge Bay Oil & Gas Corp.

We have audited the balance sheets of Lodge Bay Oil & Gas Corp (an exploration stage company) as at October 31, 2005 and the statements of operations, stockholders’ equity and cash flows for the period from inception on November 22, 2004 to October 31, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2005 and the statements of operations, stockholders’ equity and cash flows for the period from inception on November 22, 2004 to October 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Dale Matheson Carr-Hilton LaBonte”

CHARTERED ACCOUNTANTS

Vancouver, B.C.
November 29, 2005

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

BALANCE SHEET

AS AT OCTOBER 31, 2005

CURRENT ASSETS
Cash	$ 56,290

OIL AND GAS PROPERTY, unproved (Note 3)	107,962

$ 164,252
=======================================================	===========

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 5,000
Due to related party (Note 5)	106,242

111,242

GOING CONCERN (Note 1)

STOCKHOLDERS’ EQUITY (Note 4)
Common stock, 90,000,000 shares authorized with $0.001 par value and 10,000,000 preferred shares authorized with $0.001 par value
Issued and outstanding
1,600,000 common shares	1,600
Additional Paid In Capital	59,400
Deficit accumulated during exploration stage	(7,990)

53,010

$ 164,252
=======================================================	===========

The accompanying notes are an integral part of these financial statements.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

November 22, 2004 (inception) to October 31, 2005

GENERAL AND ADMINISTRATIVE EXPENSES

Office & general	$ 1,710
Professional fees	6,280

NET LOSS FOR THE PERIOD	$ (7,990)
=======================================================	===============

BASIC LOSS PER COMMON SHARE	$ (0.01)
=======================================================	===============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,532,800
=======================================================	===============

The accompanying notes are an integral part of these financial statements.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM NOVEMBER 22, 2004 (INCEPTION)
TO OCTOBER 31, 2005

	Common Stock
	Number of Shares	Amount	Additional Paid in Capital	Deficit Accumulated During Exploration Stage	Total

Balance, November 22, 2004	-	$ -	$ -	$ -	$ -
Common stock issued for cash at $0.001 per share – November 23, 2004	1,000,000	1,000	-	-	1,000
Common stock issued for cash at $0.10 per share December 01, 2004 to February 28, 2005	600,000	600	59,400	-	60,000
Net loss for the period November 22, 2004 (inception) to October 31, 2005	-	-	-	(7,990)	(7,990)

Balance, October 31, 2005	1,600,000	$ 1,600	$ 59,400	$ (7,990)	$ 53,010
===============================	===========	===========	============	==============	==============

The accompanying notes are an integral part of these financial statements.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

November 22, 2004 (inception) to October 31, 2005

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$ (7,990)
Adjustment to reconcile net loss
to net cash from operating activities:
- accounts payable and accrued liabilities	5,000

NET CASH USED IN OPERATING ACTIVITIES	(2,990)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and gas property	(107,962)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(107,962)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	106,242
Proceeds on sale of common stock	61,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	167,242

INCREASE IN CASH	56,290

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 56,290
=====================================================	============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid for Interest	$ -
Cash Paid for Income Taxes	$ -

The accompanying notes are an integral part of these financial statements.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2005

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Lodge Bay Oil & Gas Corp. (the “Company”) is an exploration stage company that was organized to enter into the oil and gas industry.  The Company intends to locate, explore, acquire and develop oil and gas properties in Canada and the United States.

During fiscal 2005, the Company entered into a Farm Out Agreement with Odin Capital Inc. to acquire a 2% working interest in the Leduc formation test well. If the testing is successful the Company will share in the revenue produced by this well. If testing does not go as planned, and according to geological analysis, the Company will seek to acquire other prospective lands thought to bear oil or gas targets.

Going concern
These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $7,990 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has plans to seek additional capital through a private placement of its common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
 The Company was incorporated on November 22, 2004 in the State of Nevada.  The Company’s fiscal year end is October 31.

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Oil and gas properties
The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and non-productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits.  Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate.

Depreciation and depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Oil and gas properties (continued)
The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in value. If a reduction in value has occurred, costs subject to depletion are increased or a charge is made against earnings for those operations where a reserve base is not yet established.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties.  If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

Asset retirement obligations
The Company has adopted the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties.   As of October 31, 2005 management has determined that there are no material asset retirement obligations.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Financial instruments
The fair value of the Company’s financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Loss per common share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Income taxes
In accordance with SFAS No. 109 “Accounting for Income Taxes” the Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  As at October 31, 2005 the Company had net operating loss carry forwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carry forwards.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation
SFAS No. 123, "Accounting for Stock-Based Compensation", as issued by the Financial Accounting Standards Board (“FASB”), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - transition and disclosure", encourages the use of the fair value based method of accounting for stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations and provide pro-forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or fair value of a company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.  SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro-forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25.  FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

To October 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

Foreign Currency Translation
The Company’s functional currency is the United States Dollar. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2004, the FASB issued EITF No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments ("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITD 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual periods ending after June 15, 2004, and remain in effect. Management believes that the adoption of EITF 03-1 will not have a material impact on the Company’s financial condition or results of operations.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs (“SFAS 151”). SFAS 151 requires issuers to treat idle facility expense, freight, handling costs, and wasted material (spoilage) as current-period charges regardless of whether such charges are considered abnormal. In addition, SFAS 151 requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005. Management believes the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company’s financial condition and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”) SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005.  Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

NOTE 3 – OIL AND GAS PROPERTY

Strachan Leduc Reef Prospect

By agreement dated September 23, 2005, the Company acquired a 2% working interest in the Leduc formation test well located in Alberta, Canada, by way of a Farm out Agreement with Odin Capital Inc.. This property is unproven and the Company’s interest was acquired by paying 2% of the test drilling costs for a total cost to the Company of $ 107,962.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital is 90,000,000 common shares and 10,000,000 preferred shares both with a par value of $0.001 per share.

During the period ended October 31, 2005, the Company issued 600,000 common shares at $0.10 per share for cash proceeds of $60,000, of which $59,400 was recorded as additional paid-in capital.

During the period ended October 31, 2005, the Company issued 1,000,000 common shares at $0.001 for cash proceeds of $1,000 (Refer Note 5).

To October 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period the Company did not engage the services of a stock transfer agent.

LODGE BAY OIL & GAS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2005

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period ending October 31, 2005, the Company issued 1,000,000 common shares for cash proceeds of $1,000 to its sole director and was charged $1,280 for administration expenses by its sole director. At October 31, 2005 the Company owed its sole director $106,242, ($126,990- Canadian) which bears no interest, is repayable on demand and is denominated in Canadian dollars.

NOTE 6 – INCOME TAXES

The Company has adopted the FASB No. 109 for reporting purposes. As of October 31, 2005, the Company had net operating loss carry forwards of approximately $8,000 that may be available to reduce future years’ taxable income and will expire in 2025.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax asset relating to these tax loss carry forwards.

The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company’s effective tax rate is as follows:

Net operating loss	$7,990

Statutory tax rate	15%

Effective tax rate	-

Deferred tax asset	1,199
Valuation allowance	(1,199)

Net deferred tax asset	$-
=========

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Pursuant to the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2) the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                                                         $    116
Federal  Taxes                                                                                                                 $    NIL
State  Taxes  and  Fees                                                                                                    $    NIL
Transfer  Agent  Fees                                                                                                       $  1,000
Accounting  fees  and  expenses                                                                                        $  5,000
Legal  fees  and  expenses                                                                                                 $ 10,000
Miscellaneous                                                                                                                   $    NIL

Total                                                                                                                                $ 16,116
                                                                                                                                        ========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 1,000,000 shares of common stock on November 25, 2004 to Barry Swanson at a price of $0.001 per share. Barry Swanson is our sole director, our president and founder of the Company. These shares were issued  pursuant to Regulation S.

We completed a private placement of 600,000 shares of our common stock pursuant to Regulation S on February 4, 2005. All shares were issued at a price of $0.10 per share. We received proceeds of $60,000 from the offering. Each purchaser represented to us that such purchaser is a non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to that Regulation S offering.

ITEM 27. EXHIBITS.

3.1         Articles of Incorporation (1)
3.2         Bylaws (1)
5.1         Opinion of Stepp Law Group, a professional corporation (1)
10.1       Agreement with Odin Capital Inc. dated September 23, 2005 (1)
10.2       Lending Agreement with Barry Swanson (1)
23.1       Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants (1)
23.2*     Consent of Stepp Law Group, a professional corporation (1)

(1) Attached as exhibit to From SB-2 filing of March 6, 2006, and incorporated by reference herein.

* Specified in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  Include any prospectus required by section 10(a)(3) of the Securities Act;

  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

  Include any additional or changed material information on the plan of distribution.

  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  For  determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

  For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 25, 2006.

LODGE BAY OIL & GAS CORP. By: /s/ Barry Swanson Barry Swanson, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE TITLE DATE /s/ BARRY SWANSON President and Director May 25, 2006 (Principal Executive Officer, Chief Financial Officer and Chief Accounting Officer)